As filed with the Securities and Exchange Commission on July 11, 2014

File No. 001-36465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g)

of the Securities Exchange Act of 1934

Paragon Offshore Limited

(Exact name of registrant as specified in its charter)

England and Wales	98-1146017
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3151 Briarpark Drive, Suite 700, Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Ordinary Shares, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Information Included in the Information Statement and Incorporated by Reference into the Registration Statement on Form 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Questions and Answers About the Spin-Off,” “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Where You Can Find More Information” and is incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” and such sections of the information statement are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and is incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties” and is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management” and is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management” and is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation” and is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the section of the information statement entitled “Certain Relationships and Related Party Transactions” and is incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings” and is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Spin-Off,” “Dividend Policy,” and “Description of Share Capital” and is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Certain Indebtedness” and is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Spin-Off,” “Dividend Policy” and “Description of Share Capital” and is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Share Capital—Our Liability and Liability of Our Directors and Officers” and is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1*	Articles of Association of Paragon Offshore Limited

3.2*	Form of Articles of Association of Paragon Offshore plc

4.1*	Senior Secured Revolving Credit Agreement dated as of June 17, 2014 among Paragon Offshore Limited, Paragon International Finance Company, the Lenders from time to time parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank; Deutsche Bank Securities Inc. and Barclays Bank PLC, as Syndication Agents; and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Barclays Bank PLC, as Joint Lead Arrangers and Joint Lead Bookrunners

4.2	Form of Term Loan

4.3	Form of Indenture

10.1*	Form of Master Separation Agreement

10.2*	Form of Employee Matters Agreement

10.3*	Form of Tax Sharing Agreement

10.4*	Form of Transition Services Agreement

10.5*	Form of Transition Services Agreement (Brazil)

10.6*	Form of Paragon Offshore plc 2014 Director Omnibus Plan

10.7*	Form of Paragon Offshore plc 2014 Employee Omnibus Incentive Plan

10.8*	Form of Deed of Indemnity

21.1*	List of Subsidiaries

99.1	Information Statement of Paragon Offshore plc, preliminary and subject to completion, dated as of July 11, 2014

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 11, 2014	Paragon Offshore Limited

	By:	/s/ Randall D. Stilley
	Name:	Randall D. Stilley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1*	Articles of Association of Paragon Offshore Limited

3.2*	Form of Articles of Association of Paragon Offshore plc

4.1*	Senior Secured Revolving Credit Agreement dated as of June 17, 2014 among Paragon Offshore Limited, Paragon International Finance Company, the Lenders from time to time parties thereto; JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank; Deutsche Bank Securities Inc. and Barclays Bank PLC, as Syndication Agents; and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Barclays Bank PLC, as Joint Lead Arrangers and Joint Lead Bookrunners

4.2	Form of Term Loan

4.3	Form of Indenture

10.1*	Form of Master Separation Agreement

10.2*	Form of Employee Matters Agreement

10.3*	Form of Tax Sharing Agreement

10.4*	Form of Transition Services Agreement

10.5*	Form of Transition Services Agreement (Brazil)

10.6*	Form of Paragon Offshore plc 2014 Director Omnibus Plan

10.7*	Form of Paragon Offshore plc 2014 Employee Omnibus Incentive Plan

10.8*	Form of Deed of Indemnity

21.1*	List of Subsidiaries

99.1	Information Statement of Paragon Offshore plc, preliminary and subject to completion, dated as of July 11, 2014

*	Previously filed.